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                                                                    EXHIBIT 11


                           DURAKON INDUSTRIES, INC.
                      CALCULATION OF EARNINGS PER SHARE

(In thousands, except per share amounts)


                                     NINE MONTHS             THREE MONTHS
                                 ENDED SEPTEMBER 30,      ENDED SEPTEMBER 30,
                                 -------------------      -------------------

                                   1997       1996          1997       1996
                                 --------   --------      --------   --------

Net earnings available to
 common stockholders              $   13     $6,827         ($634)    $1,932
                                 ========   ========      ========   ========

PRIMARY

  Average number of shares
   outstanding                      6,258      6,532         6,245      6,555

  Add: Dilutive effect of stock
       options based upon
       treasury stock method           46        109            42        116
                                 --------   --------      --------   --------

     Total                          6,304      6,641         6,287      6,671
                                 ========   ========      ========   ========

     Per share amount               $0.00      $1.03        ($0.10)     $0.29
                                 ========   ========      ========   ========

FULLY DILUTED

  Average number of shares
   outstanding                      6,258      6,532         6,245      6,555

  Add: Dilutive effect of stock
       options based upon
       treasury stock method           46        104            42        104
                                 --------   --------      --------   --------

     Total                          6,304      6,636         6,287      6,659
                                 ========   ========      ========   ========

     Per share amount               $0.00      $1.03       ($0.10)      $0.29
                                 ========   ========      ========   ========


Note: This calculation is required by Regulation S-K, Item 601, and is filed as an exhibit under item 6(b) of Form 10-Q.